SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2005

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21976 (Commission File Number)	13-3621051 (IRS Employer Identification No.)

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

1.01. Entry into a Material Definitive Agreement.

On October 25, 2005, FLYi, Inc. (the "Company") entered into an employment agreement with its new Senior Vice President and Chief Financial Officer, David W. Asai. The agreement is in substantially the same form as the agreement filed as Exhibit 10.12(d) in the Company’s Form 10-K for the fiscal year ended December 31, 2004.

Under the agreement, the Company agreed to employ Mr. Asai as Senior Vice President and Chief Financial Officer for a one year term. The agreement provides for automatic twelve-month extensions unless earlier terminated. As disclosed in a Form 8-K/A filed on October 24, 2005, the Company’s Compensation Committee has set Mr. Asai’s salary at $190,000 per year, which may be increased from time to time by the Compensation Committee. The agreement provides that Mr. Asai shall participate in any bonus plan provided to executive officers generally, and in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine. In the event of termination by the Company "without cause," Mr. Asai shall receive his full base salary and medical insurance coverage for a period of twelve months, and a portion of any annual bonus shall be prorated to the date of termination. The agreement contains change in control provisions that are substantially similar to those set forth in the agreement filed as Exhibit 10.12(d) in the Company’s Form 10-K for the fiscal year ended December 31, 2004. Specifically, in the event Mr. Asai’s employment is terminated within twelve months following a change in control, the Company will pay Mr. Asai severance compensation equal to two years of base pay and bonus.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FLYi, Inc.

Date: October 31, 2005                                              By: /S/_Rick Kennedy___________________________
                                                 Name: Rick Kennedy
                                        Title: VP, General Counsel & Corporate Secretary